                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                              __________________


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: June 18, 1999
                 Date of Earliest Event Reported: June 4, 1999

                               PHOENIXSTAR, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

              000-23883                             84-1441684
       (Commission File Number)        (I.R.S. Employer Identification No.)


                         8085 South Chester, Suite 300
                           Englewood, Colorado 80112
         (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code: (303) 712-4600

Item 2.  Disposition of Assets.
-------  ----------------------

     Effective June 4, 1999, the Registrant completed the sale of its high power direct broadcast satellite ("DBS") assets to Hughes Electronics Corporation ("Hughes"), pursuant to an asset purchase agreement dated as of January 22, 1999 (the "Hughes High Power Agreement"), among Tempo Satellite, Inc., ("Tempo") a wholly-owned subsidiary of TCI Satellite Entertainment, Inc. ("TSAT"), the Registrant, Phoenixstar Partners L.P., a Delaware limited partnership and wholly-owned subsidiary of the Registrant, formerly known as PRIMESTAR Partners L.P. ("PLP"), and Hughes, an unaffiliated third party. The assets transferred by Tempo pursuant to the Hughes High Power Agreement consist of Tempo's two high-power DBS satellites, one of which was in orbit at 119 (degrees) West Longitude (the "In-Orbit Satellite") and one of which was used as a ground spare (the "Ground Satellite"), its FCC authorizations with respect to the 119 (degrees) West Longitude orbital location (the "FCC License"), and certain related assets (collectively, the "Tempo High Power Assets").

     Tempo had previously granted the Registrant the right and option (the "Tempo Purchase Option") to purchase 100% of the Tempo High Power Assets for aggregate consideration of $2.5 million in cash and the assumption of all liabilities. In addition, Tempo had previously granted to PLP the right to purchase or lease 100% of the capacity of the DBS system being constructed by Tempo (the "Tempo Capacity Rights), and PLP had made advances to Tempo to fund the construction of Tempo's DBS system in the aggregate amount of $465 million (the "Tempo Reimbursement Obligation").

     Accordingly, the Hughes High Power Agreement provided for (i) the sale by the Registrant to Hughes of the Tempo Purchase Option, (ii) the exercise of the Tempo Purchase Option by Hughes, and (iii) the termination of the Tempo Capacity Rights (collectively, the "Hughes High Power Transaction"). The aggregate consideration payable by Hughes in the Hughes High Power Transaction was $500 million, payable as described below.

     As regulatory approval was required to transfer the In-Orbit Satellite and the FCC License, the Hughes High Power Agreement provided for the Hughes High Power Transaction to be completed in two steps. To facilitate the transaction, the Tempo Purchase Option was amended to provide for a two-stage exercise process. The parties allocated 70% of the total consideration under the Hughes High Power Agreement to the In-Orbit Satellite and related assets and 30% of the total consideration thereunder to the Ground Satellite and related assets.

     The first closing under the Hughes High Power Agreement was consummated effective March 10, 1999. In the first closing, Hughes acquired the Ground Satellite and related assets for aggregate consideration of $150 million, payable as follows:

          (1) Hughes paid an aggregate of $9,750,000 to the Registrant and PLP for the transfer to Hughes of that portion of the Tempo Purchase Option allocable to the Ground Satellite and the termination of that portion of the Tempo Capacity Rights allocable to the Ground Satellite;

          (2) Hughes paid Tempo $750,000 to exercise that portion of the Tempo Purchase Option allocable to the Ground Satellite; and

          (3) Hughes assumed and immediately satisfied a portion of the Tempo Reimbursement Obligation in the amount of $139,500,000.

     In addition, as required by the Hughes High Power Agreement, the Registrant and TSAT agreed to terminate the previously announced merger of TSAT with and into the Registrant, effective as of such first closing.

     The FCC approved the transfer of the FCC License to Hughes on May 28, 1999, and the second closing under the Hughes High Power Agreement was consummated effective June 4, 1999. In the second closing, Hughes acquired the In-Orbit Satellite and related assets, including all rights of Tempo with respect to the FCC License, for aggregate consideration for $350 million, payable as follows:

          (1) Hughes paid an aggregate of $22,750,000 to the Registrant and PLP for the transfer to Hughes of that portion of the Tempo Purchase Option allocable to the In-Orbit Satellite and the termination of that portion of the Tempo Capacity Rights allocable to the In-Orbit Satellite;

          (2) Hughes paid Tempo $1,750,000 to exercise that portion of the Tempo Purchase Option allocable to the In-Orbit Satellite; and

          (3) Hughes assumed and immediately satisfied the remainder of the Tempo Reimbursement Obligation, in the amount of $325,500,000.

     In addition, the Registrant agreed to forgive amounts due from Tempo not assumed by Hughes in the amount of $9,346,000.

Item 7.  Financial Statements and Exhibits.
-------  ----------------------------------

(b)  Pro forma financial information.

     Phoenixstar, Inc. Condensed Pro Forma Combined Financial Statements - Three months ended March 31, 1999 and year ended December 31, 1998.

(c)  Exhibits.

     10.1 Hughes High Power Agreement, incorporated by reference to the Company's Current Report on Form 8-K dated February 1, 1999 (Commission File No. 000-23883).

     99.1  Press Release, dated June 7, 1999, filed herewith.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 1999
                                    PHOENIXSTAR, INC.
                                       (Registrant)

                                    By: /s/  Kenneth G. Carroll
                                        -----------------------------------
                                    Name:    Kenneth G. Carroll
                                    Title:   Senior Vice President and
                                             Chief Financial Officer

                      PHOENIXSTAR, INC. AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements
               -------------------------------------------------

                                March 31, 1999
                                  (unaudited)

     Effective June 4, 1999, Phoenixstar, Inc. (the "Company") completed the sale of its high power direct broadcast satellite ("DBS") assets to Hughes Electronics Corporation ("Hughes"), pursuant to an asset purchase agreement dated as of January 22, 1999 (the "Hughes High Power Agreement"), among Tempo Satellite, Inc., ("Tempo") a wholly-owned subsidiary of TCI Satellite Entertainment, Inc. ("TSAT"), the Company, Phoenixstar Partners L.P., a Delaware limited partnership and wholly-owned subsidiary of the Company, formerly known as PRIMESTAR Partners L.P. ("PLP"), and Hughes, an unaffiliated third party. The assets transferred by Tempo pursuant to the Hughes High Power Agreement consist of Tempo's two high-power DBS satellites, one of which was in orbit at 119 (degrees) West Longitude (the "In-Orbit Satellite") and one of which was used as a ground spare (the "Ground Satellite"), its FCC authorizations with respect to the 119 (degrees) West Longitude orbital location (the "FCC License"), and certain related assets (collectively, the "Tempo High Power Assets").

     Tempo had previously granted the Company the right and option (the "Tempo Purchase Option") to purchase 100% of the Tempo High Power Assets for aggregate consideration of $2.5 million in cash and the assumption of all liabilities. In addition, Tempo had previously granted to PLP the right to purchase or lease 100% of the capacity of the DBS system being constructed by Tempo (the "Tempo Capacity Rights), and PLP had made advances to Tempo to fund the construction of Tempo's DBS system in the aggregate amount of $465 million (the "Tempo Reimbursement Obligation").

     Accordingly, the Hughes High Power Agreement provided for (i) the sale by the Company to Hughes of the Tempo Purchase Option, (ii) the exercise of the Tempo Purchase Option by Hughes, and (iii) the termination of the Tempo Capacity Rights (collectively, the "Hughes High Power Transaction"). The aggregate consideration payable by Hughes in the Hughes High Power Transaction was $500 million, payable as described below.

     As regulatory approval was required to transfer the In-Orbit Satellite and the FCC License, the Hughes High Power Agreement provided for the Hughes High Power Transaction to be completed in two steps. To facilitate the transaction, the Tempo Purchase Option was amended to provide for a two-stage exercise process. The parties allocated 70% of the total consideration under the Hughes High Power Agreement to the In-Orbit Satellite and related assets and 30% of the total consideration thereunder to the Ground Satellite and related assets.

     The first closing under the Hughes High Power Agreement was consummated effective March 10, 1999. In the first closing, Hughes acquired the Ground Satellite and related assets for aggregate consideration of $150 million, payable as follows:

          (1) Hughes paid an aggregate of $9,750,000 to the Company and PLP for the transfer to Hughes of that portion of the Tempo Purchase Option allocable to the Ground Satellite and the termination of that portion of the Tempo Capacity Rights allocable to the Ground Satellite;

          (2) Hughes paid Tempo $750,000 to exercise that portion of the Tempo Purchase Option allocable to the Ground Satellite; and

          (3) Hughes assumed and immediately satisfied a portion of the Tempo Reimbursement Obligation in the amount of $139,500,000.

     In addition, as required by the Hughes High Power Agreement, the Company and TSAT agreed to terminate the previously announced merger of TSAT with and into the Company, effective as of such first closing.

     The FCC approved the transfer of the FCC License to Hughes on May 28, 1999, and the second closing under the Hughes High Power Agreement was consummated effective June 4, 1999. In the second closing, Hughes acquired the In-Orbit Satellite and related assets, including all rights of Tempo with respect to the FCC License, for aggregate consideration for $350 million, payable as follows:

          (1) Hughes paid an aggregate of $22,750,000 to the Company and PLP for the transfer to Hughes of that portion of the Tempo Purchase Option allocable to the In-Orbit Satellite and the termination of that portion of the Tempo Capacity Rights allocable to the In-Orbit Satellite;

          (2) Hughes paid Tempo $1,750,000 to exercise that portion of the Tempo Purchase Option allocable to the In-Orbit Satellite; and

          (3) Hughes assumed and immediately satisfied the remainder of the Tempo Reimbursement Obligation, in the amount of $325,500,000.

     In addition, the Company agreed to forgive amounts due from Tempo not assumed by Hughes in the amount of $9,346,000.

     In a separate transaction consummated on April 28, 1999 (the "Hughes Medium Power Closing Date") pursuant to an asset purchase agreement dated January 22, 1999 (the "Hughes Medium Power Agreement"), the Company sold its medium-power direct broadcast satellite business to Hughes for aggregate consideration of $1,358.2 million (the "Hughes Medium Power Transaction"). Such consideration was comprised of $1,100 million in cash (before working capital adjustments and closing costs) and 4.871 million shares of General Motors Class H common stock ("GMH Stock") valued at $258.2 million on the Hughes Medium Power Closing Date.

     Concurrently with the Hughes Medium Power Transaction, the Company reached an agreement (the "Lock-up Agreement") with holders of approximately 84% of the aggregate principal amount of its 10-7/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes"), 12-1/4% Senior Subordinated Discount Notes due 2007 (the "Senior Subordinated Discount Notes" and, together with the Senior Subordinated Noted, the "Notes"), and notes issued under its Senior Subordinated Credit Facility dated as of April 1, 1998 (the "Bridge Loans"). Holders participating in the privately negotiated transaction agreed to, among other things, sell their Notes and Bridge Loans to the Company for cash equal to 85.6% of the aggregate principal amount thereof, plus stock appreciation rights ("SARs") on the shares of GMH Stock received by Phoenixstar in the Hughes
Medium Power Transaction. Each SAR issued in the transaction entitles the holder to receive a payment from Phoenixstar at the end of one year from the date of issuance in the amount, if any, by which the market price per share of GMH Stock at such time exceeds $47.00 per share.

     In connection with the Hughes Medium Power Transaction, affiliates of the stockholders of the Company, other than TSAT, and an affiliate of Tele-Communications, Inc. (collectively, the "Stockholder Affiliates") committed to make funds available to the Company, either in the form of capital contributions or loans, up to an aggregate of $1,013 million (the "Stockholder Commitment"). On the Hughes Medium Power Closing Date, the Company used a portion of the cash proceeds from the Hughes Medium Power Transaction and amounts contributed by the Stockholder Affiliates on the Hughes Medium Power Closing Date (the "Initial Funding Amount") to (i) repay principal, interest and fees due under the Company's senior bank credit facility, (ii) fund amounts due pursuant to the Lock-up Agreement and (iii) fund amounts due to holders of Bridge Loans who were not party to the Lock-up Agreement pursuant to the terms of the credit agreement governing the Bridge Loans.

     In connection with their approval of the Hughes Medium Power Transaction, the stockholders of the Company also approved the payment to TSAT of consideration in the form of 1.407 million shares of GMH Stock (the "Phoenixstar Payment"), subject to the terms and conditions set forth in an agreement dated as of January 22, 1999. In consideration of the Phoenixstar Payment, TSAT agreed to, among other matters, issue to the Company a share appreciation right (the "TSAT GMH SAR") with respect to the shares of GMH Stock received as the Phoenixstar Payment, granting the Company the right to any appreciation in such GMH Stock over the one-year period following the date of issuance over an agreed strike price of $47.00. On the Hughes Medium Power Closing Date, the Company delivered to TSAT 1.407 million shares of GMH Stock in satisfaction of the Phoenixstar Payment.

     The following unaudited condensed pro forma combined balance sheet of the Company, dated as of March 31, 1999, assumes that the Hughes High Power and Medium Power Transactions had occurred as of such date. The following unaudited condensed pro forma combined statements of operations of the Company for the three months ended March 31, 1999 and the year ended December 31, 1998 assume that the Hughes High Power and Medium Power Transactions had occurred as of January 1, 1998.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Hughes High Power and Medium Power Transactions had occurred as of January 1, 1998.

                      PHOENIXSTAR, INC. AND SUBSIDIARIES

                  Condensed Pro Forma Combined Balance Sheet
                                March 31, 1999
                                  (unaudited)

                                                         Hughes           Hughes
                                                      Medium Power      High Power
                                                      Transaction      Transaction
                                      Phoenixstar      pro forma        pro forma     Phoenixstar
                                       historical     adjustments      adjustments     pro forma
                                      ------------  ----------------  --------------  ------------
                                                         amounts in thousands
Assets
------

Cash and cash equivalents             $   170,380      902,581  (1)     348,250  (8)     373,250
                                                       155,168  (2)
                                                    (1,203,129) (3)

Accounts receivable and prepaid
 expenses                                  97,625      (97,625) (1)          --               --

Investment in GMH stock                        --      258,187  (1)          --          183,600
                                                       (74,587) (4)
Property and equipment, net             1,149,597   (1,149,597) (1)          --               --
Intangible assets, net                    615,568     (292,500) (1)    (323,068) (8)          --
Deferred financing costs and other
 assets, net                               32,307       (5,500) (1)          --               --
                                                       (26,807) (3)
                                      -----------   ----------         --------       ----------
                                      $ 2,065,477   (1,533,809)          25,182          556,850
                                      ===========   ==========         ========       ==========

Liabilities and Stockholders' Deficit
-------------------------------------

Accounts payable and accrued          $   351,546     (319,339) (1)          --           75,407
 expenses                                               43,200  (1)

Accrued interest payable                   10,161       (4,705) (3)          --            5,456
Deferred revenue                          106,364     (106,364) (1)          --               --
Phoenixstar GMH SAR liability                  --       29,229  (3)          --           29,229
Debt                                    1,860,717       (1,223) (1)          --          578,928
                                                    (1,280,566) (3)
Deferred income taxes                      66,786      (66,786) (1)          --               --
Other liabilities                          38,402      (14,166) (1)          --           24,236
                                      -----------   ----------         --------       ----------
   Total liabilities                    2,433,976   (1,720,720)              --          713,256
                                      -----------   ----------         --------       ----------
Stockholders' Deficit:
 Common stock                               2,009           --               --            2,009
 Additional paid-in capital             1,511,041      155,168  (2)          --        1,666,209
 Accumulated deficit                   (1,881,549)      80,224  (1)      25,182       (1,816,180)
                                                        26,106  (3)
                                                       (66,143) (4)
 TSAT GMH SAR receivable                       --       (8,444) (4)          --           (8,444)
                                      -----------   ----------         --------       ----------

    Total stockholders' deficit          (368,499)     186,911           25,182         (156,406)
                                      -----------   ----------         --------       ----------
Commitments and contingencies
                                      $ 2,065,477   (1,533,809)          25,182          556,850
                                      ===========   ==========         ========       ==========

See accompanying notes to condensed pro forma combined financial statements.

                      PHOENIXSTAR, INC. AND SUBSIDIARIES

             Condensed Pro Forma Combined Statement of Operations
                       Three months ended March 31, 1999
                                  (unaudited)


                                                        Hughes        Hughes
                                                     Medium Power   High Power
                                                     Transaction    Transaction
                                      Phoenixstar     pro forma      pro forma   Phoenixstar
                                       historical    adjustments    adjustments   pro forma
                                      ------------  --------------  -----------  ------------
                                                      amounts in thousands,
                                                     except per share amounts
Revenue                                  $393,864      (393,864) (5)         --           --
                                         --------    ----------     -----------  -----------

Operating costs and expenses:
 Operating, selling, general and
  administrative                          304,869      (304,869) (5)         --           --

 Depreciation and amortization            138,836      (138,836) (5)         --           --
                                         --------    ----------     -----------  -----------
                                          443,705      (443,705)             --           --
                                         --------    ----------     -----------  -----------

    Operating loss                        (49,841)       49,841              --           --

Other income (expense):
 Interest expense                         (42,428)       34,014  (6)         --       (8,414)
 Other, net                                   273          (273) (5)         --           --
                                         --------    ----------     -----------  -----------
                                          (42,155)       33,741              --       (8,414)
                                         --------    ----------     -----------  -----------

    Loss before income taxes              (91,996)       83,582                       (8,414)

Income tax benefit                          8,271        (8,271) (7)         --           --
                                         --------    ----------     -----------  -----------

    Net loss                             $(83,725)       75,311              --       (8,414)
                                         ========    ==========     ===========  ===========

Basic and diluted loss per common
 share                                   $   (.42)          .38              --           --
                                         ========    ==========     ===========  ===========

                       PHOENIXSTAR, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                          Year ended December 31, 1998
                                  (unaudited)

                                                          Hughes         Hughes
                                                       Medium Power    High Power
                                                       Transaction     Transaction
                                       Phoenixstar      pro forma       pro forma   Phoenixstar
                                       historical      adjustments     adjustments   pro forma
                                      -------------  ----------------  -----------  ------------
                                                        amounts in thousands,
                                                      except per share amounts
Revenue                                $ 1,289,666      (1,289,666) (5)         --           --
                                       -----------    ------------     -----------  -----------

Operating costs and expenses:
 Operating, selling, general
  and administrative                     1,133,834      (1,133,834) (5)         --           --

 Impairment of long-lived assets           950,289        (950,289) (5)         --           --
 Depreciation and amortization             543,087        (543,087) (5)         --           --
                                       -----------    ------------     -----------  -----------
                                         2,627,210      (2,627,210)             --           --
                                       -----------    ------------     -----------  -----------

    Operating loss                      (1,337,544)      1,337,544              --           --

Other expense:
 Interest expense                         (145,939)        119,117  (6)         --      (26,822)
 Other, net                                 (7,749)          7,749  (5)         --           --
                                       -----------    ------------     -----------  -----------
                                          (153,688)        126,866              --      (26,822)
                                       -----------    ------------     -----------  -----------

    Loss before income taxes            (1,491,232)      1,464,410              --      (26,822)

Income tax benefit                         147,528        (147,528) (7)         --           --
                                       -----------    ------------     -----------  -----------

    Net loss                           $(1,343,704)      1,316,882              --      (26,822)
                                       ===========    ============     ===========  ===========

Basic and diluted loss per
 common share                          $     (8.02)           7.86              --         (.16)
                                       ===========    ============     ===========  ===========

See accompanying notes to condensed pro forma combined financial statements.

                       PHOENIXSTAR, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

                                 March 31, 1999
                                  (unaudited)

Hughes Medium Power Transaction
-------------------------------

(1) Represents the sale of the Company's medium power DBS assets and liabilities, exclusive of assets not acquired and liabilities not assumed by Hughes, for $1,100 million in cash (before working capital adjustments of $190.3 million and closing expenses of $7.1 million) and 4.871 million shares of GMH Stock valued at $53.00 per share (the GMH Stock closing price on the Hughes Closing Date). Also represents the recognition of liabilities in the aggregate amount of $43.2 million related to employee severance and the termination of certain leases and vendor contracts.

(2) Represents the Initial Funding Amount contributed by the Stockholder Affiliates.

(3) Represents the repayment of principal and accrued interest and fees pursuant to the Company's senior bank credit facility, the Notes and the Bridge Loan and the elimination of related deferred loan costs. Repayment of the Notes and Bridge Loan assumes 84% of the aggregate principal amount was repaid at 85.6% of par, and the remaining 16% of the aggregate principal amount was repaid at 101% of par. Also represents recognition of the amount due to the former lenders pursuant to the Phoenixstar GMH SAR calculated as follows:

           Fair value of GMH Stock on April 28, 1999         $        53
           Phoenixstar GMH SAR exercise price                        (47)
                                                             -----------
             Difference                                                6
           Number of shares of GMH Stock subject to
             Phoenixstar GMH SAR                             x 4,871,448
                                                             -----------
           Phoenixstar GMH SAR liability                     $29,228,688
                                                             ===========

(4) Represents the payment of 1.407 million shares of GMH Stock (valued at $53 per share) to TSAT and the recognition of the amount due from TSAT pursuant to the TSAT GMH SAR calculated as follows:

           Fair value of GMH Stock on April 28, 1999         $        53
           TSAT GMH SAR exercise price                               (47)
                                                             -----------
             Difference                                                6
           Number of shares of GMH Stock subject to
             TSAT GMH SAR                                    x 1,407,307
                                                             -----------
           TSAT GMH SAR receivable                           $ 8,443,842
                                                             ===========

(5) Represents the elimination of the historical results of operations of the Company's medium power DBS business.

(6) Represents the elimination of the historical interest expense related to the Company's senior bank credit facility, the Notes and the Bridge Loans.

(7)  Represents the assumed income tax effect of the pro forma adjustments.

Hughes High Power Transaction
-----------------------------

(8) Represents the sale to Hughes of the Company's rights related to Tempo's high power DBS system for cash.

                                 Exhibit Index
                                 -------------

10.1  Hughes Medium Power Agreement, incorporated by reference to the Company's
      Current Report on Form 8-K dated February 1, 1999   (Commission File No.
      000-23883).

99.1  Press Release, dated June 7, 1999, filed herewith.